Exhibit 10.3

As of August 13, 2012

Nicholas D. Trbovich, Jr.
28 Tanglewood Drive, West
Orchard Park, NY 14127

Dear Mr. Nicholas D. Trbovich, Jr.:

You and Servotronics, Inc. (the "Company") are parties to an Amended Employment Agreement, dated July 1, 2005 and ratified on June 30, 2006 pursuant to which you are employed by the Company. This letter confirms such Amended Employment Agreement and subsequent ratification and subsequent Amendments dated August 4, 2006, July 6, 2007, July 9, 2008, December 31, 2008, July 2, 2009, February 22, 2010, July 2, 2010, July 22, 2010, April 3, 2011, August 12, 2011 and January 27, 2012 any and all other relevant amendments (the "Amended Agreement").

This letter will also confirm your agreement and that of the Company (pursuant to a resolution of the Board of Directors passed at a meeting held on August 13, 2012) to amend Paragraph 3 of the Amended Agreement to delete "$324,170.00" and insert in its place "$330,650.00" (effective May 1, 2012) subject to your acceptance which will be indicated by your signature below.

If the foregoing meets with your approval and you are willing to become bound hereby, will you please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,

SERVOTRONICS, INC.

/s/ Bernadine E. Kucinski

Bernadine E. Kucinski,
Assistant Corporate Secretary.

ACCEPTED AND AGREED

/s/ Nicholas D. Trbovich, Jr.
Nicholas D. Trbovich, Jr.

As of August 13, 2012
Date